Exhibit (21)* to Report
                               on Form 10-K for Fiscal
                              Year Ended June 30, 1996
                           by Parker-Hannifin Corporation

                     The Company has the following subsidiaries:

                                Domestic Subsidiaries
                                                                     Percentage
Name                                            Incorporated          Owned(1)
-------------------------------------           ------------         ----------
iPower Distribution Group Inc.                    Delaware              100
Parker de Puerto Rico, Inc.                       Delaware              100
Parker Finance Corp.                              Delaware              100(2)
Parker-Hannifin Asia Pacific Co., Ltd.            Delaware              100(3)
Parker-Hannifin International Corp.               Delaware              100
Parker Intangibles Inc.                           Delaware              100
Parker Properties Inc.                            Delaware              100
Parker Services Inc.                              Delaware              100
Travel 17325 Inc.                                 Delaware              100


                                Foreign Subsidiaries

Abex Aerohydraul GmbH                             Germany               100(11)
Abex Industries GmbH                              Germany               100(5)
Abex Japan Ltd.                                   Japan                 100(19)
Acadia International Insurance Limited            Ireland               100
Alenco (Holdings) Limited                         United Kingdom        100(3)
Brownsville Rubber Co., S.A. de C.V.              Mexico                100
Ermeto Productie Maatschappij B.V.                Netherlands           100(4)
N. V. Parker-Hannifin S.A.                        Belgium               100(7)
P-H do Brasil Comercial Ltda.                     Brazil                100(3)
PH Finance Limited                                United Kingdom        100(8)
Parker Automotive de Mexico S.A. de C.V.          Mexico                100
Parker Enzed (N.Z.) Limited                       New Zealand           100(3)
Parker Enzed (Australia) Pty. Ltd.                Australia             100(9)
Parker Enzed Equipment (Australia) Pty. Ltd.      Australia             100(9)
Parker Enzed Technologies Pty. Ltd.               Australia             100(9)
Parker Ermeto GmbH                                Austria               100(5)
Parker Fluid Connectors de Mexico S.A. de C.V.    Mexico                100
Parker Pneumatic A/S                              Denmark               100(17)
Parker Pneumatique S.A.                           France                100(10)
Parker Seal de Baja S.A. de C.V.                  Mexico                100
Parker Seals S.p.A.                               Italy                 100(12)
Parker Sistemas de Automatization S.A. de C.V.    Mexico                100
Parker Zenith S.A. de C.V.                        Mexico                100
Parker Hannifin (Africa) Pty.  Ltd.               South Africa          100
Parker Hannifin Argentina SAIC                    Argentina             100
Parker Hannifin A/S                               Norway                100(13)
Parker Hannifin (Australia) Pty.  Ltd.            Australia             100(3)
Parker Hannifin B.V.                              Netherlands           100(3)
Parker Hannifin (Canada) Inc.                     Canada                100(3)
Parker Hannifin Danmark A/S                       Denmark               100
Parker Hannifin de Venezuela, C.A.                Venezuela             100(3)
Parker Hannifin (Espana) SA                       Spain                 100(3)
Parker Hannifin Finance B.V.                      Netherlands           100(7)
Parker Hannifin Foreign Sales Corp.               Guam                  100(3)
Parker Hannifin GmbH                              Germany               100(3)
Parker Hannifin GmbH & Co. KG                     Germany               100(14)
Parker Hannifin Hong Kong Limited                 Hong Kong             100(15)
Parker Hannifin Industria e Comercio Ltda.        Brazil                100(16)
Parker Hannifin Japan Ltd.                        Japan                 100
Parker Hannifin Naarden B.V.                      Netherlands           100(7)
Parker Hannifin NMF AG                            Switzerland           100(5)
Parker Hannifin (N.Z.) Ltd.                       New Zealand           100
Parker Hannifin Oy                                Finland               100
Parker Hannifin plc                               United Kingdom        100(13)
Parker Hannifin RAK, S.A.                         France                100
Parker Hannifin S.p.A.                            Italy                 100
Parker Hannifin Sp. z.o.o.                        Poland                100
Parker Hannifin S.r.o.                            Czech Republic        100(3)
Parker-Hannifin Singapore Pte.  Ltd.              Singapore             100
Parker Hannifin Sweden AB                         Sweden                100
Parker Hannifin Taiwan Ltd.                       Taiwan                100
Parker Hannifin Verwaltungs GmbH                  Germany               100(5)
Polar Seals ApS                                   Denmark               100(17)
Schrader Bellows Parker de Mexico S.A. de C.V.    Mexico                100(20)
VOAC Engineering GmbH                             Germany               100(21)
VOAC Hydraulics AB                                Sweden                100(18)
VOAC Hydraulics A/S                               Denmark               100(17)
VOAC Hydraulics GmbH                              Germany               100(5)
VOAC Hydraulics GmbH                              Austria               100(23)
VOAC Hydraulics Oy                                Finland               100(22)
VOAC Hydraulics S.A.                              Spain                 100(24)
VOAC Hydraulics, S.A.                             France                100(10)
VOAC Hydraulics S.p.A.                            Italy                 100(12)
VOAC Hydraulics Nordon AB                         Sweden                100(21)
VOAC Hydraulics Sverige AB                        Sweden                100(21)
VOAC Odenfastighter AB                            Sweden                100(21)


   (1)      Excludes directors' qualifying shares
   (2)      Owned 100% by Parker de Puerto Rico, Inc.
   (3)      Owned 100% by Parker-Hannifin International Corp.
   (4)      Owned 100% by Parker-Hannifin Naarden B.V.
   (5)      Owned 100% by Parker Hannifin GmbH
   (6)      Owned 100% by Parker Enzed (N.Z.) Ltd.
   (7)      Owned 100% by Parker Hannifin B.V.
   (8)      Owned 100% by Parker Hannifin plc
   (9)      Owned 100% by Parker-Hannifin (Australia) Pty. Ltd.
   (10)     Owned 100% by Parker Hannifin RAK S.A.
   (11)     Owned 99.8% by Abex Industries GmbH and .2% by Parker Hannifin GmbH
   (12)     Owned 100% by Parker-Hannifin S.p.A.
   (13)     Owned 100% by Alenco (Holdings) Limited
   (14) Owned 99% by Parker Hannifin GmbH and 1% by Parker Hannifin Verwaltungs GmbH
   (15) Owned 99.99% by Parker-Hannifin Corporation and .01% by Parker-Hannifin International Corporation
   (16) Owned 37.5% by P-H do Brasil Comercial Ltda. and 62.5% by Parker-Hannifin International Corp.
   (17)     Owned 100% by Parker Hannifin Danmark A/S
   (18)     Owned 100% by Parker Hannifin Sweden AB
   (19)     Owned 100% by Parker Hannifin Japan Ltd.
   (20)     Owned 100% by Parker Sistemas de Automatization S.A. de C.V.
   (21)     Owned 100% by VOAC Hydraulics AB
   (22)     Owned 100% by Parker Hannifin Oy
   (23)     Owned 100% by VOAC Hydraulics GmbH
   (24)     Owned 100% by Parker Hannifin (Espana) S.A.

             All of the foregoing subsidiaries are included in the Company's consolidated financial statements. In addition to the foregoing, the Company owns four inactive or name holding companies.

              *Numbered in accordance with Item 601 of Regulation S-K.